UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

6836 Bee Caves Road

Building 1, Suite 279

Austin, TX 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 772-4245

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 13, 2021, Cipherloc Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 69,368,876 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on September 13, 2021 are as follows:

Proposal 1. All of the four (4) nominees for director were elected to serve until the 2022 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the four (4) directors was as follows:

Directors	For	Against	Abstain	Broker Non Vote
Tom Wilkinson	58,128,399	0	2,005,771	9,234,706
Anthony Ambrose	57,920,569	0	1,389,291	10,059,016
David Chasteen	58,146,132	0	2,008,415	9,214,329
Sammy Davis DrPH	57,942,070	0	1,367,790	10,059,016

Proposal 2. The appointment of Briggs & Veselka Co. as the Company’s independent registered public accounting firm for its fiscal year ended September 30, 2021 was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
66,796,598	723,424	1,054,341	794,513

Proposal 3. The adoption of the Company’s 2021 Omnibus Equity Incentive Plan and the reservation of 8,000,000 shares for issuance thereunder was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
50,590,144	7,596,837	1,017,471	10,164,424

Proposal 4. The reincorporation of the Company from the State of Texas to the State of Delaware was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
58,441,093	609,956	153,403	10,164,424

Proposal 5. Discretionary authority to our board of directors (i) amend our proposed Delaware certificate of incorporation, after the Company effectuates its reincorporation to the State of Delaware, to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of 1-for-2 to a maximum of a 1-for-20 split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
62,452,465	5,491,535	630,362	794,514

Proposal 6. An amendment of the Company’s Amended and Restated Articles of Incorporation, as amended, to eliminate the shareholders’ statutory preemptive rights pursuant to Section 21.208 of the Texas Business Organizations Code in the event that the reincorporation of the Company from the State of Texas to the State of Delaware is not consummated was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
56,693,219	2,273,309	237,924	10,164,424

Proposal 7. The named executive compensation was approved, by non-binding advisory vote, by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
56,159,598	1,868,600	1,176,254	10,164,424

Proposal 8. A 3 year frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation was approved by the stockholders.

1 Year	2 Years	3 Years	Abstain	Broker Non Vote
14,788,493	691,899	42,627,825	1,096,217	10,164,442

Based on these results and consistent with the Company’s recommendation, the Company’s Board of Directors has adopted a policy to hold an advisory vote on the compensation of the Company’s named executive officers every three years, until the next advisory vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.2	Press release, dated September 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2021

CIPHERLOC CORPORATION

By:	/s/ Ryan Polk
Ryan Polk
Chief Financial Officer

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